EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Aronex Pharmaceuticals, Inc. of our report dated March 7, 1996 included in Aronex Pharmaceuticals, Inc.'s Form 10-K/A for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.




ARTHUR ANDERSEN LLP



The Woodlands, Texas
March 7, 1997